Exhibit 99.1

INTRA-CELLULAR THERAPIES REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

CAPLYTA Q1 2024 net product sales were $144.8 million, compared to $94.7 million for the same period in 2023, representing a 53% increase

CAPLYTA’s strong prescription uptake continues: Q1 2024 CAPLYTA total prescriptions increased 39%, versus the same period in 2023

CAPLYTA 2024 net product sales guidance reiterated at $645 - $675 million

Announced robust positive Phase 3 results from Study 501 evaluating lumateperone as an adjunctive therapy to antidepressants in patients with major depressive disorder (MDD)

NEW YORK, May 7, 2024 /GLOBE NEWSWIRE/ — Intra-Cellular Therapies, Inc. (Nasdaq: ITCI), a biopharmaceutical company focused on the development and commercialization of therapeutics for central nervous system (CNS) disorders, today announced its financial results for the first quarter ended March 31, 2024 and provided a corporate update.

“We continued to deliver strong growth for CAPLYTA in the first quarter,” said Dr. Sharon Mates, Chairman and CEO of Intra-Cellular Therapies. “We also achieved a significant milestone in our adjunctive MDD program with positive Phase 3 Study 501 results, further advancing our vision for CAPLYTA as a drug of choice across mood disorders.”

First Quarter Financial Highlights:

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Total revenues were $144.9 million for the first quarter of 2024, compared to $95.3 million for the same period in 2023. Net product sales of CAPLYTA were $144.8 million for the first quarter of 2024, compared to $94.7 million for the same period in 2023.

•	Net loss for the first quarter of 2024 was $15.2 million compared to a net loss of $44.1 million for the same period in 2023.

•	Cost of product sales was $9.9 million in the first quarter of 2024 compared to $6.8 million for the same period in 2023.

•	Selling, general and administrative (SG&A) expenses were $113.1 million for the first quarter of 2024, compared to $98.9 million for the same period in 2023.

•	Research and development (R&D) expenses were $42.8 million for the first quarter of 2024, compared to $38.0 million for the same period in 2023.

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Cash, cash equivalents, investment securities and restricted cash totaled $477.4 million at March 31, 2024. In April 2024, we completed an underwritten public offering of 7,876,713 shares of our common stock resulting in gross proceeds of approximately $575 million and net proceeds to us of approximately $543 million, after deducting underwriting discounts and commissions and offering expenses.

Fiscal 2024 Financial Outlook:

•	Full year 2024 CAPLYTA net product sales guidance of $645 to $675 million reiterated.

•	Full year 2024 SG&A expense guidance of $450 to $480 million and R&D expense guidance of $215 to $240 million reiterated.

CLINICAL HIGHLIGHTS

Lumateperone:

•	Adjunctive MDD program: Studies 501, 502 and 505 are our global Phase 3 clinical trials evaluating lumateperone 42 mg as an adjunctive therapy to antidepressants for the treatment of MDD.

In April 2024, we announced robust positive results from Study 501 with lumateperone achieving statistically significant and clinically meaningful results in both the primary and the key secondary endpoints. Lumateperone given as adjunctive therapy to antidepressants met the primary endpoint by demonstrating reduction in the Montgomery Asberg Depression Rating Scale (MADRS) total score compared to placebo plus antidepressants at Week 6 (4.9 point reduction vs. placebo; p<0.0001; ES= 0.61). Similarly, lumateperone met the key secondary endpoint in the study by demonstrating a statistically significant and clinically meaningful reduction in the Clinical Global Impression Scale for Severity of Illness (CGI-S) score compared to placebo plus antidepressants at Week 6 (p<0.0001; ES= 0.67). Statistically significant efficacy was seen at the earliest time point tested (Week 1) and maintained throughout the study in both the primary and the key secondary endpoints. Statistically significant efficacy was also seen in the patient reported Quick Inventory of Depressive Symptomatology Self-Report (QIDS-SR) scale, a self-reported measure of symptom severity of depression (p<0.0001).

Lumateperone was generally safe and well-tolerated in this study and adverse events were similar to those seen in prior studies of lumateperone in bipolar depression, MDD with mixed features and schizophrenia.

Our second adjunctive MDD Study (Study 502) has recently completed clinical conduct and we expect to report topline results late in this quarter. Subject to the results of this trial, we anticipate filing a supplemental New Drug Application with the U.S. Food and Drug Administration (FDA) in the second half of 2024.

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Lumateperone pediatric program: Our lumateperone pediatric program includes a double-blind, placebo-controlled study in bipolar depression and two double-blind, placebo-controlled studies in irritability associated with autism spectrum disorder. Additionally, the program includes an open-label safety study in schizophrenia and bipolar disorder. Patient enrollment is ongoing in the open-label safety study as well as in the double-blind, placebo-controlled study in bipolar depression. We expect to begin patient enrollment in the autism spectrum disorder studies in the third quarter of 2024.

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Lumateperone Long Acting Injectable (LAI) formulation: The goal of the program is to develop LAI formulations that are effective, safe, and well-tolerated with treatment durations of one month or longer. For our first LAI formulation, we have completed the pre-clinical development and conducted a Phase 1 single ascending dose study. We expect to commence clinical conduct in a Phase 1 single ascending dose study with additional formulations in the second half of 2024.

Other pipeline programs:

•	ITI-1284-ODT-SL program: ITI-1284 is a deuterated form of lumateperone, a new chemical entity formulated as an oral disintegrating tablet for sublingual administration.

We have initiated our Phase 2 programs evaluating ITI-1284 in generalized anxiety disorder (GAD), psychosis in Alzheimer’s disease, and agitation in Alzheimer’s disease and anticipate commencing patient enrollment in the second quarter of 2024.

•	Phosphodiesterase type I inhibitor (PDE1) program: Our portfolio of PDE1 inhibitors continues to advance in clinical development.

Lenrispodun (ITI-214) Parkinson’s disease (PD) program: Our Phase 2 clinical trial is ongoing with topline results anticipated in 2025. The objective of this study is to evaluate improvements in motor symptoms in patients with PD. Changes in cognition and inflammatory biomarkers are also being assessed.

ITI-1020 cancer immunotherapy program: Our Phase 1 single ascending dose study in healthy volunteers is ongoing. The objective of this study is to evaluate pharmacokinetics, safety, and tolerability of different doses of ITI-1020.

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ITI-333 program: ITI-333, a 5-HT2A receptor antagonist and μ-opioid receptor partial agonist, provides potential utility in the treatment of opioid use disorder and pain. A multiple ascending dose study and a positron emission tomography (PET) study are both ongoing.

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ITI-1500 Non-Hallucinogenic Psychedelic Program: This program is focused on the development of novel non-hallucinogenic psychedelics for the treatment of mood, anxiety, and other neuropsychiatric disorders without the liabilities of known psychedelics, including the hallucinogenic potential and risk for cardiac valvular pathologies. Our lead product candidate in this program, ITI-1549, is advancing through IND enabling studies and is expected to enter human testing in 2025.

Conference Call and Webcast Details

The Company will host a live conference call and webcast today at 8:30 AM Eastern Time to discuss the Company’s financial results and provide a corporate update. To attend the live conference call by phone, please use this registration link (https://register.vevent.com/register/BI2090c234376b467482dfd9ae85d10b2c). All participants must use the link to complete the online registration process in advance of the conference call.

The live and archived webcast can be accessed under “Events & Presentations” in the Investors section of the Company’s website at www.intracellulartherapies.com. Please log in approximately 5-10 minutes prior to the event to register and to download and install any necessary software.

CAPLYTA® (lumateperone) is indicated in adults for the treatment of schizophrenia and for the treatment of depressive episodes associated with bipolar I or II disorder (bipolar depression) as monotherapy and as adjunctive therapy with lithium or valproate.

Important Safety Information

Boxed Warnings:

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Elderly patients with dementia-related psychosis treated with antipsychotic drugs are at an increased risk of death. CAPLYTA is not approved for the treatment of patients with dementia-related psychosis.

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Antidepressants increased the risk of suicidal thoughts and behaviors in pediatric and young adults in short-term studies. All antidepressant-treated patients should be closely monitored for clinical worsening, and for emergence of suicidal thoughts and behaviors. The safety and effectiveness of CAPLYTA have not been established in pediatric patients.

Contraindications: CAPLYTA is contraindicated in patients with known hypersensitivity to lumateperone or any components of CAPLYTA. Reactions have included pruritus, rash (e.g., allergic dermatitis, papular rash, and generalized rash), and urticaria.

Warnings & Precautions: Antipsychotic drugs have been reported to cause:

•	Cerebrovascular Adverse Reactions in Elderly Patients with Dementia-Related Psychosis, including stroke and transient ischemic attack. See Boxed Warning above.

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Neuroleptic Malignant Syndrome (NMS), which is a potentially fatal reaction. Signs and symptoms include: high fever, stiff muscles, confusion, changes in breathing, heart rate, and blood pressure, elevated creatinine phosphokinase, myoglobinuria (and/or rhabdomyolysis), and acute renal failure. Patients who experience signs and symptoms of NMS should immediately contact their doctor or go to the emergency room.

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Tardive Dyskinesia, a syndrome of uncontrolled body movements in the face, tongue, or other body parts, which may increase with duration of treatment and total cumulative dose. TD may not go away, even if CAPLYTA is discontinued. It can also occur after CAPLYTA is discontinued.

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Metabolic Changes, including hyperglycemia, diabetes mellitus, dyslipidemia, and weight gain. Hyperglycemia, in some cases extreme and associated with ketoacidosis, hyperosmolar coma or death, has been reported in patients treated with antipsychotics. Measure weight and assess fasting plasma glucose and lipids when initiating CAPLYTA and monitor periodically during long-term treatment.

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Leukopenia, Neutropenia, and Agranulocytosis (including fatal cases). Complete blood counts should be performed in patients with pre-existing low white blood cell count (WBC) or history of leukopenia or neutropenia. CAPLYTA should be discontinued if clinically significant decline in WBC occurs in absence of other causative factors.

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Decreased Blood Pressure & Dizziness. Patients may feel lightheaded, dizzy or faint when they rise too quickly from a sitting or lying position (orthostatic hypotension). Heart rate and blood pressure should be monitored and patients should be warned with known cardiovascular or cerebrovascular disease. Orthostatic vital signs should be monitored in patients who are vulnerable to hypotension.

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Falls. CAPLYTA may cause sleepiness or dizziness and can slow thinking and motor skills, which may lead to falls and, consequently, fractures and other injuries. Patients should be assessed for risk when using CAPLYTA.

•	Seizures. CAPLYTA should be used cautiously in patients with a history of seizures or with conditions that lower seizure threshold.

•	Potential for Cognitive and Motor Impairment. Patients should use caution when operating machinery or motor vehicles until they know how CAPLYTA affects them.

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Body Temperature Dysregulation. CAPLYTA should be used with caution in patients who may experience conditions that may increase core body temperature such as strenuous exercise, extreme heat, dehydration, or concomitant anticholinergics.

•	Dysphagia. CAPLYTA should be used with caution in patients at risk for aspiration.

Drug Interactions: CAPLYTA should not be used with CYP3A4 inducers. Dose reduction is recommended for concomitant use with strong CYP3A4 inhibitors or moderate CYP3A4 inhibitors.

Special Populations: Newborn infants exposed to antipsychotic drugs during the third trimester of pregnancy are at risk for extrapyramidal and/or withdrawal symptoms following delivery. Dose reduction is recommended for patients with moderate or severe hepatic impairment.

Adverse Reactions: The most common adverse reactions in clinical trials with CAPLYTA vs. placebo were somnolence/sedation, dizziness, nausea, and dry mouth.

CAPLYTA is available in 10.5 mg, 21 mg, and 42 mg capsules.

Please click here to see full Prescribing Information including Boxed Warning.

About CAPLYTA (lumateperone)

CAPLYTA 42 mg is an oral, once daily atypical antipsychotic approved in adults for the treatment of schizophrenia and the treatment of depressive episodes associated with bipolar I or II disorder (bipolar depression) as monotherapy and as adjunctive therapy with lithium or valproate. While the mechanism of action of CAPLYTA is unknown, the efficacy of CAPLYTA could be mediated through a combination of antagonist activity at central serotonin 5-HT2A receptors and postsynaptic antagonist activity at central dopamine D2 receptors.

Lumateperone is being studied for the treatment of major depressive disorder, and other psychiatric and neurological disorders. Lumateperone is not FDA-approved for these disorders.

About Intra-Cellular Therapies

Intra-Cellular Therapies is a biopharmaceutical company founded on Nobel prize-winning research that allows us to understand how therapies affect the inner-workings of cells in the body. The company leverages this intracellular approach to develop innovative treatments for people living with complex psychiatric and neurologic diseases. For more information, please visit www.intracellulartherapies.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, our financial and operating performance, including our future revenues and expenses; our expectations regarding the commercialization of CAPLYTA; our plans to conduct clinical or non-clinical trials and the timing of developments with respect to those trials, including enrollment, initiation or completion of clinical conduct, or the availability or reporting of results; plans to make regulatory submissions to the FDA and the timing of such submissions; whether clinical trial results will be predictive of future real-world results; whether CAPLYTA will serve an unmet need; the goals of our development programs; our beliefs about the potential utility of our product candidates; and development efforts and plans under the caption “About Intra-Cellular Therapies.” All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: there are no guarantees that CAPLYTA will be commercially successful; we may encounter issues, delays or other challenges in commercializing CAPLYTA; whether CAPLYTA receives adequate reimbursement from third-party payors; the degree to which CAPLYTA receives acceptance from patients and physicians for its approved indications; challenges associated with execution of our sales activities, which in each case could limit the potential of our product; results achieved in CAPLYTA in the treatment of schizophrenia and bipolar depression following commercial launch of the product may be different than observed in clinical trials, and may vary among patients; challenges associated with supply and manufacturing activities, which in each case could limit our sales and the availability of our product; risks associated with our current and planned clinical trials; we may encounter unexpected safety or tolerability issues with CAPLYTA following commercial launch for the treatment of schizophrenia or bipolar depression or in ongoing or future trials and other development activities; there is no guarantee that a generic equivalent of CAPLYTA will not be approved and enter the market before the expiration of our patents; our other product candidates may not be successful or may take longer and be more costly than anticipated; product candidates that appeared promising in earlier research and clinical trials may not demonstrate safety and/or efficacy in larger-scale or later clinical trials or in clinical trials for other indications; our proposals with respect to the regulatory path for our product candidates may not be acceptable to the FDA; our reliance on collaborative partners and other third parties for development of our product candidates; impacts on our business, including on the commercialization of CAPLYTA and our clinical trials, as a result of the COVID-19 pandemic, the conflicts in Ukraine and the Middle East, global economic uncertainty, inflation, higher interest rates or market disruptions; and the other risk factors detailed in our public filings with the Securities and Exchange Commission. All statements contained in this press release are made only as of the date of this press release, and we do not intend to update this information unless required by law.

Contact:

Intra-Cellular Therapies, Inc.

Juan Sanchez, M.D.

Vice President, Corporate Communications and Investor Relations

646-440-9333

Burns McClellan, Inc.

Cameron Radinovic / Lee Roth

cradinovic@burnsmc.com / lroth@burnsmc.com

646-930-4406

INTRA-CELLULAR THERAPIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share amounts) (Unaudited) (1)

	Three Months Ended March 31,
	2024	2023
Revenues
Product sales, net	$144,843	$94,731
Grant revenue	23	575

Total revenues, net	144,866	95,306
Operating expenses:
Cost of product sales	9,900	6,751
Selling, general and administrative	113,085	98,923
Research and development	42,833	38,024

Total operating expenses	165,818	143,698

Loss from operations	(20,952)	(48,392)
Interest income	6,064	4,349

Loss before provision for income taxes	(14,888)	(44,043)
Income tax expense	(359)	(10)

Net loss	$(15,247)	$(44,053)

Net loss per common share:
Basic & Diluted	$(0.16)	$(0.46)
Weighted average number of common shares:
Basic & Diluted	96,875,275	95,134,694

(1)

The condensed consolidated statements of operations for the three months ended March 31, 2024 and 2023 have been derived from the financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

INTRA-CELLULAR THERAPIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share amounts) (Unaudited)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$139,819	$147,767
Investment securities, available-for-sale	335,804	350,174
Restricted cash	1,750	1,750
Accounts receivable, net	131,157	114,018
Inventory	15,949	11,647
Prepaid expenses and other current assets	66,048	42,443

Total current assets	690,527	667,799
Property and equipment, net	1,522	1,654
Right of use assets, net	12,481	12,928
Inventory, non-current	34,818	38,621
Other assets	7,688	7,293

Total assets	$747,036	$728,295

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,532	$11,452
Accrued and other current liabilities	33,249	27,944
Accrued customer programs	69,972	53,173
Accrued employee benefits	16,409	27,364
Operating lease liabilities	3,639	3,612

Total current liabilities	134,801	123,545
Operating lease liabilities, non-current	12,737	13,326

Total liabilities	147,538	136,871
Stockholders’ equity:
Common stock	10	10
Additional paid-in capital	2,232,325	2,208,470
Accumulated deficit	(1,632,407)	(1,617,160)
Accumulated comprehensive (loss) income	(430)	104

Total stockholders’ equity	599,498	591,424

Total liabilities and stockholders’ equity	$747,036	$728,295

The condensed consolidated balance sheets at March 31, 2024 and December 31, 2023 have been derived from the financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.